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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Buford Group, Inc.:


We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data -- Buford Group, Inc." in the prospectus.


                                          /s/  KPMG LLP

Dallas, Texas

November 12, 1999